                                                                                                    Exhibit 99.1

JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Schedule 13D (including any and all amendments thereto) with respect to the common stock, par value $0.01 per share, of Financial Institutions, Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing(s).
The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of March 17, 2025.
PL CAPITAL ADVISORS, LLC By: /s/ John W. Palmer /s/ Richard J. Lashley John W. Palmer Richard J. Lashley Managing Member Managing Member
BLACK MAPLE CAPITAL MANAGEMENT LP By: Black Maple Capital Holdings LLC as General Partner By: /s/ Robert Barnard Robert Barnard Managing Member
BLACK MAPLE CAPITAL HOLDINGS LLC By: /s/ Robert Barnard Robert Barnard Managing Member

DANIELLE MORGAN LASHLEY 2010 TRUST By: /s/ Richard J. Lashley Richard J. Lashley, Trustee By: /s/ Danielle Lashley Danielle Lashley, Trustee
LASHLEY FAMILY 2011 TRUST By: /s/ Beth Lashley Beth Lashley, Trustee
JOHN W. PALMER DEFINED CONTRIBUTION PENSION PLAN By: /s/ John W. Palmer John W. Palmer

By: /s/ John W. Palmer John W. Palmer
By: /s/ Richard J. Lashley Richard J. Lashley
By: /s/ Robert Barnard Robert Barnard
By: /s/ Danielle Lashley Danielle Lashley
By: /s/ Beth Lashley Beth Lashley
By: /s/ Robin Lashley Robin Lashley